As filed with the Securities and Exchange Commission on April 10, 2002,
                                               Registration No. ________________




                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933



                       CARING PRODUCTS INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                                98-0134875
-----------------------------                                -------------------
(State or other                                                (I.R.S. Employer
jurisdiction of organization)                                Identification No.)


             7025 East 1st Avenue, Suite No. 5, Scottsdale, AZ 85251
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                      2001 Employee Stock Compensation Plan
                      -------------------------------------
                            (Full title of the plan)


                                    Ian Rice
                                    President
                        7025 East 1st Avenue, Suite No. 5
                              Scottsdale, AZ 85251
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (480) 954-2232
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                                              continued overleaf

                              CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                                            Proposed
                                        Proposed            maximum
Title of              Amount            maximum             aggregate          Amount of
securities            to be             offering price      offering           registration
to be registered      registered        per Share (2)       price              fee
----------------      ------------      --------------      -------------      ------------

Common Stock          5,000,000(1)                          $4,875,000(3)         $448.50

Total                                                                             $448.50


(1) In addition, pursuant to Rule 416 under the Securities Act, this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2)      Omitted pursuant to Rule 457(o) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the bid and ask prices for the Common Stock on April 5, 2002 as reported on the over the counter market OTCBB.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information
-------  ----------------

Item 2.  Registrant Information and Employee Plan Annual Information
-------  -----------------------------------------------------------

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I of this registration statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference
-------  ---------------------------------------

         The following documents, as filed by Caring Products International, Inc., a Delaware corporation (the "Registrant"),with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(1) Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2001.

(2) Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2001.

(3)      Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30,
         2001.

(4)      Information Statement on Form 14C dated June 25, 2001.

(5)      Annual Report on Form 10-KSB for the fiscal year ended March 31, 2001.

(6) The description of the common stock, par value $0.001 per share ("Common Stock"), of the Registrant contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
-------  --------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL").

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

         In addition, the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the DGCL.

Item 7.  Exemption from Registration Claimed
-------  -----------------------------------

         Not Applicable.

Item 8.  Exhibits
-------  --------

         Reference is made to the Exhibit Index following the signature page.

Item 9.  Undertakings
-------  ------------

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to;

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof; and;

         (3) File a post-effective registration statement to remove from registration any of the securities being registered which remain unsold at the end of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

         Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona, on the 8th day of April 2002.

                                       CARING PRODUCTS INTERNATIONAL, INC.



                                       By: /s/ IAN RICE
                                           -----------------------------------
                                           Chairman of the Board,
                                           President, Chief Executive Officer,
                                           Treasurer & Principal Accounting
                                           Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                    Date
---------                           -----                    ----

/s/ IAN RICE                        Director                 April 8, 2002
------------------------------
Ian Rice


/s/ RAYMOND A. BILLS                Director                 April 8, 2002
------------------------------
Raymond A. Bills


/s/ SUSAN SCHRETER                  Director                 April 8, 2002
------------------------------
Susan Schreter

                                INDEX TO EXHIBITS
                                -----------------


         The following is a complete list of exhibits filed as a part of this registration statement:


Exhibit No.       Document
-----------       --------

5.1               Opinion of Brown Rudnick Berlack Israels LLP.

10.1              2001 Employee Stock Compensation Plan

23.1              Consent of Brown Rudnick Berlack Israels LLP (included in
                  Exhibit 5.1).

23.2              Consent of Grant Thornton LLP.